Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Contact:
Carolyn Brown	Thomas Donohue
Vice President	Vice President
Corporate Communications	Treasurer and Investor Relations
Barnes & Noble Education, Inc.	Barnes & Noble Education, Inc.
(908) 991-2967	(908) 991-2966
cbrown@bned.com	tdonohue@bned.com

Barnes & Noble Education Reports Fiscal 2016 First Quarter Financial Results

Sales increase 5.9% to $239 million

Comparable Sales Increase 1.8%

September 9, 2015, Basking Ridge, NJ—Barnes & Noble Education, Inc. (NYSE: BNED) today reported sales and earnings for its fiscal 2016 first quarter ended August 1st, 2015.  First quarter sales of $239.0 million increased $13.3 million, or 5.9%, as compared to the prior year.  The Company reported, on a carve-out basis since it was still part of Barnes & Noble, Inc. (NYSE:BKS), a net loss of $26.9 million which is $0.7 million higher than the prior year for this non-rush, seasonal low quarter.

As previously disclosed, the Company became a separate public company on August 2nd, 2015, after Barnes & Noble, Inc. completed the separation of its Retail and College businesses.  “By completing the separation from Barnes & Noble Inc., we believe we are well positioned to take advantage of future growth opportunities and enhance our services for our current and future customers,” said Max J. Roberts, Chief Executive Officer, Barnes & Noble Education, Inc.

“We are pleased with the performance of our business,” continued Mr. Roberts.  “Comparable sales increased 1.8% during a non-rush period with strong contributions from general merchandise sales which increased 7.3% for the quarter.  We continue to win new contracts, opening 21 new stores with estimated annual sales of $45.0 million in the first quarter of 2016.   Students have returned to campus and our stores are well positioned with a complete selection of print and digital course materials along with an exciting assortment of school branded collegiate and athletic apparel and gifts, computer and technology related products, as well as, school supplies and convenience items. Our stores, along with our e-commerce sites, deliver convenience, choice and value offering both print and digital products, for sale or for rent, with digital products seamlessly delivered through our Yuzu® platform. We are seeing

Barnes & Noble Education, Inc.
September 9, 2015

strong customer engagement in our stores and across all our digital channels, cementing the campus bookstore as the student’s first choice.”

The Company’s EBITDA loss increased to $35.2 million, as compared to $34.0 million in the prior year, due primarily to higher expenses associated with new store growth in the non-rush first quarter and continued investments in digital education.

First Quarter 2016 Results from Operations
Results for the fiscal 2016 and fiscal 2015 first quarters are as follows:

	Revenues (unaudited)
$ in millions			Increase/(Decrease)
	Q1 2016	Q1 2015	$	%
Product sales and other	$218.7	$206.2	$12.5	6.1%
Rental Income	$20.3	$19.5	$0.8	4.1%
Total	$239.0	$225.7	$13.3	5.9%

	EBITDA(1) (unaudited)
			Increase/(Decrease)
	Q1 2016	Q1 2015	$	%
EBITDA	($35.2)	($34.0)	($1.2)	3.5%

(1)   This non-GAAP financial measure has been reconciled in the attached schedules to the most directly comparable GAAP measure as required under SEC rules regarding the use of non-GAAP financial measures.

Net Results
First quarter net loss was $26.9 million, or $0.65 per share, compared to a net loss of $26.2 million, or $0.71 per share, in the prior year.

Outlook
For fiscal year 2016, the Company continues to expect comparable store sales to increase by 1%, and capital expenditures to be approximately $55 million.

Conference Call
A conference call with Barnes & Noble Education, Inc.’s senior management will be webcast at 11:30 a.m. Eastern Time on Wednesday, September 9, and can be accessed at Barnes & Noble Education, Inc.’s corporate website at www.bned.com.

Barnes & Noble Education, Inc. will report fiscal 2016 second quarter results on or about December 8th, 2015.

EXPLANATORY NOTE

On February 26, 2015, Barnes & Noble, Inc. (“Barnes & Noble”) announced plans for the complete legal and structural separation of Barnes & Noble Education, Inc. (the “Company”) from Barnes & Noble (the “Spin-Off”).  Under the Separation and Distribution Agreement between Barnes & Noble and the Company, Barnes & Noble planned to distribute all of its equity interest in us, consisting of all of the outstanding shares of our Common Stock, to Barnes & Noble’s stockholders on a pro rata basis. Following the Spin-Off, Barnes & Noble would not own any equity interest in us, and we would operate independently from Barnes & Noble.

On July 14, 2015, Barnes & Noble approved the final distribution ratio and declared a pro rata dividend of the outstanding shares of our Common Stock, par value $0.01 per share (“Common Stock”), to Barnes & Noble’s existing stockholders. The pro rata dividend was made on August 2, 2015 to the Barnes & Noble stockholders of record (as of July 27, 2015). Each Barnes & Noble stockholder of record received a distribution of 0.632 shares of our Common Stock for each share of Barnes & Noble common stock held on the record date.

On August 2, 2015, we completed the legal separation from Barnes & Noble, at which time we began to operate as an independent publicly-traded company.  Our Common Stock began to trade on a “when-issued” basis on the NYSE under the symbol “BNED WI” beginning on July 23, 2015. On August 3, 2015, when-issued trading of our Common Stock ended, our Common Stock began “regular-way” trading under the symbol “BNED.”

Since the consummation of the Spin-Off occurred after the end of the August 1, 2015 quarter covered by this release, this release reflects the results of the Company for periods prior to the completion of the Spin-Off.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended August 1, 2015	13 weeks ended August 2, 2014

Sales:
Product sales and other	$218,716	$206,188
Rental income	20,267	19,553
Total sales	238,983	225,741
Cost of sales and occupancy:
Product and other cost of sales and occupancy	174,909	166,053
Rental cost of sales and occupancy	12,530	12,378
Total cost of sales and occupancy	187,439	178,431
Gross profit	51,544	47,310
Selling and administrative expenses	86,684	81,272
Depreciation and amortization	13,100	12,544
Operating loss	(48,240)	(46,506)
Interest expense, net	3	5
Loss before income taxes	(48,243)	(46,511)
Income tax benefit	(21,325)	(20,298)
Net loss	$(26,918)	$(26,213)

Loss per common share:
Basic	$(0.65)	$(0.71)
Diluted	$(0.65)	$(0.71)

Weighted average common shares outstanding:
Basic	41,426	37,437
Diluted	41,426	37,437

Percentage of sales:
Sales:
Product sales and other	91.5%	91.3%
Rental income	8.5%	8.7%
Total sales	100.0%	100.0%
Cost of sales and occupancy:
Product and other cost of sales and occupancy (a)	80.0%	80.5%
Rental cost of sales and occupancy (a)	61.8%	63.3%
Total cost of sales and occupancy	78.4%	79.0%
Gross profit	21.6%	21.0%
Selling and administrative expenses	36.3%	36.0%
Depreciation and amortization	5.5%	5.6%
Operating loss	(20.2)%	(20.6)%
Interest expense, net	0.0%	0.0%
Loss before income taxes	(20.2)%	(20.6)%
Income tax benefit	(8.9)%	(9.0)%
Net loss	(11.3)%	(11.6)%

(a) Represents the percentage these costs bear to the related sales, instead of total sales.

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	August 1, 2015	August 2, 2014

ASSETS
Current assets:
Cash and cash equivalents	$16,029	$45,803
Receivables, net	35,461	32,032
Merchandise inventories, net	766,767	695,040
Textbook rental inventories	7,640	7,438
Prepaid expenses and other current assets	7,623	5,629
Short-term deferred tax assets, net	23,265	21,816
Total current assets	856,785	807,758

Property and equipment:
Buildings and leasehold improvements	154,524	137,753
Fixtures and equipment	341,708	318,389
	496,232	456,142
Less accumulated depreciation and amortization	387,449	357,258
Net property and equipment	108,783	98,884

Goodwill	274,070	274,070
Intangible assets, net	195,627	205,878
Other noncurrent assets	44,738	34,233
Total assets	$1,480,003	$1,420,823

LIABILITIES AND PARENT COMPANY EQUITY
Current liabilities:
Accounts payable	$603,928	$538,028
Accrued liabilities	61,647	67,268
Total current liabilities	665,575	605,296

Long-term deferred taxes, net	73,037	80,584
Other long-term liabilities	69,555	61,164

Preferred Member Interests	-	383,839

Parent company investment	671,836	289,940
Commitments and contingencies	-	-
Total liabilities and Parent Company equity	$1,480,003	$1,420,823

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
EBITDA (Non-GAAP) Information
(In thousands)
(Unaudited)

	13 weeks ended August 1, 2015	13 weeks ended August 2, 2014

EBITDA	$(35,140)	$(33,962)
Subtract:
Depreciation and amortization	13,100	12,544
Interest expense, net	3	5
Income taxes	(21,325)	(20,298)
Net loss	$(26,918)	$(26,213)

BARNES & NOBLE EDUCATION, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended August 1, 2015	14 weeks ended August 2, 2014
Numerator for basic loss per share:
Net loss	$(26,918)	$(26,213)
Accretion of dividends on preferred stock	-	(443)
Net loss available to common shareholders	$(26,918)	$(26,656)

Numerator for diluted loss per share:
Net loss available to common shareholders	$(26,918)	$(26,656)

Denominator for basic and diluted loss per share:
Basic weighted average common shares (a)	41,426	37,437

Loss per common share:
Basic	$(0.65)	$(0.71)
Diluted	$(0.65)	$(0.71)

(a) Basic earnings per share and weighted-average basic shares outstanding are based on the number of shares of Barnes & Noble common stock outstanding as of the end of the period, adjusted for an assumed distribution ratio of 0.632 shares of our Common Stock for every one share of Barnes & Noble common stock held on the record date for the Spin-Off.

Barnes & Noble Education, Inc.
September 9, 2015

About Barnes & Noble Education, Inc.
Barnes & Noble Education, Inc. (NYSE: BNED) enhances the academic and social purpose of educational institutions. Through its Barnes & Noble College subsidiary, Barnes & Noble Education serves more than 5 million college students and their faculty through its 736 stores on campuses nationwide, delivering essential educational content and tools within a dynamic retail environment. The company is at the forefront of digital education with its digital education platform, Yuzu®, weaving together digital learning materials to enhance the teaching and learning experience. Barnes & Noble Education acts as a strategic partner to drive student success; provide value and support to students and faculty; and create loyalty and retention, all while supporting the financial goals of college and university partners.

General information on Barnes & Noble Education, Inc. can be obtained by visiting the Company’s corporate website: www.bned.com.

Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to Barnes & Noble Education and its business that are based on the beliefs of the management of Barnes & Noble Education as well as assumptions made by and information currently available to the management of Barnes & Noble Education.  When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble Education or the management of Barnes & Noble Education, identify forward-looking statements.  Moreover, Barnes & Noble Education operates in a very competitive and rapidly changing environment.  New risks emerge from time to time.  It is not possible for the management of Barnes & Noble Education to predict all risks, nor can Barnes & Noble Education assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Barnes & Noble Education may make.  In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Such statements reflect the current views of Barnes & Noble Education with respect to future events, the outcome of which is subject to certain risks, including, among others: challenges to running Barnes & Noble Education independently from Barnes & Noble, Inc. (“Barnes & Noble”) now that the complete legal and structural separation of Barnes & Noble Education from Barnes & Noble (the “Spin-Off”) has been completed; general competitive conditions, including actions Barnes & Noble Education’s competitors may take to grow their businesses; trends and challenges to Barnes & Noble Education’s business and in the locations in which it has stores; decisions by colleges and universities to outsource their bookstore operations or change the operation of their bookstores; non-renewal of contracts; the general economic environment, college enrollment and consumer spending patterns, including decreases in university spending; decreased consumer demand for Barnes & Noble Education’s products, low growth or declining sales; disruptions to Barnes & Noble Education’s computer systems, data lines, telephone systems or supply chain, including the loss of suppliers; changes to payment terms, return policies, the discount or margin on products or other terms with Barnes & Noble Education’s suppliers; risks associated with data privacy, information security and intellectual property; work stoppages or increases in labor costs; Barnes & Noble Education’s ability to attract and retain employees; possible increases in shipping rates or interruptions in shipping service, effects of competition; obsolete or excessive inventory; product shortages; Barnes & Noble Education’s ability to successfully implement its strategic initiatives; the performance of Barnes & Noble Education’s online, digital and other initiatives, including possible delays in the deployment of, and further enhancements to, Yuzu® and any future higher education digital products; technological changes; risk that digital sales growth is less than expectations and the risk that it does not exceed the rate of investment spend; higher-than-anticipated store closings; changes in law or regulation; the amount of Barnes & Noble Education’s indebtedness and ability to comply with covenants applicable to any future debt financing; Barnes & Noble Education’s ability to satisfy future capital and liquidity requirements; Barnes & Noble Education’s ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; adverse results from litigation, governmental investigations or tax-related proceedings or audits; changes in accounting standards; the potential adverse impact on Barnes & Noble Education’s business resulting from the Spin-Off; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Barnes & Noble Education’s Prospectus filed with the Securities and Exchange Commission (“SEC”) on July 15, 2015 and in Barnes & Noble Education’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble Education or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble Education undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.